UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

February 17, 2010
Date of Report (Date of earliest event reported)

ECO2 PLASTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

033-31067
(Commission File Number)

31-1705310
(IRS Employer Identification No.)

1143 CRANE STREET, SUITE 203
MENLO PARK, CA 94025

(415) 829-6000
 (Registrant's telephone number, including area code)

Former Address: 5300 Claus Road, Riverbank, CA 95367
Former Telephone Number: (209) 848-3900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[___] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[___] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[___] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[___] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement

On February 12, 2010, ECO2 Plastics, Inc. (the “Company”) received approval from the United States Bankruptcy Court, Northern District of California (the “Bankruptcy Court”) for debtor-in-possession financing up to a total amount of $600,000 from three lenders. These loans (collectively, the “DIP Loans”) will be made pursuant to three Loan and Security Agreements (“Security Agreements”) that provide the DIP Lenders with a senior priority lien up to 75% of the funds advanced on all of the assets of the Company.  The DIP Loans accrue interest at a rate of 8% per annum, are due and payable on May 31, 2010.

The lenders are Trident Capital Fund-VI, L.P., Trident Capital Fund-VI, Principals Fund, LLC, and Buff Investment Limited Partnership as lenders (collectively “DIP Lenders”). Each of the DIP Lenders have previously invested in or loaned money to the Company, and each DIP Lender has a representative on the Board of Directors (the “Board”) of the Company.

An exemplary copy of the Loan and Security Agreements are attached hereto as Exhibit 99.1.   The loan documents are the same for each DIP Lender except for the names of the DIP Lenders and the amounts that each is obligated to loan. The financing is being made solely by accredited investors, within the meaning of Regulation D of the Securities Act of 1933.  The purpose of the financing is to fund the Company’s activities during the period it operates under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Code”).

Item 2.02                      Results of Operations and Financial Condition

In accordance with requirements of the Bankruptcy Court under Rule 2015 (6), ECO2 Plastics, Inc. has filed a monthly operating report for the month of January. A copy of the report is attached as Exhibit 99.2.

During the period in which the Company is operating under Chapter 11, the monthly operating reports will be filed with the Securities and Exchange Commission on a Form 8-K within 15 calendar days after the report is filed with the Bankruptcy Court. The filing of Form 8-K related to the monthly operating reports will be in lieu of the Company’s filing Form 10-K and 10-Q filings until the Company emerges from Chapter 11. The Company still must satisfy all other provisions of the Exchange Act.

On November 24, 2009, ECO2 Plastics, Inc. (the  “Debtor” or the “Company”) filed a voluntary petition for relief in the United States Bankruptcy Court, Northern District of California (the “Bankruptcy Court”) under Chapter 11 of Title 11 of the U.S. Bankruptcy Code (the “Code”). The Debtor’s Chapter 11 bankruptcy filing was done with the approval of its senior lenders. The case number of the filing is 09-3702 DM.

Under Chapter 11, certain claims in existence prior to the Debtor’s filing of the petition for relief under the U.S. Bankruptcy Code are stayed while the Debtor continues business operations as a debtor-in-possession. The Debtor is currently in control of its business as debtor-in-possession under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Code.

However, there can be no assurance that the Debtor will remain in possession of its assets and control of its business as debtor-in-possession and that a trustee will not be appointed to operate the business of the Debtor.  The Debtor’s business relationships and arrangements, and its ability to negotiate future business agreements or arrangements may be affected negatively by its bankruptcy filing. In addition, there can be no assurance that the Debtor will successfully emerge from Chapter 11 protection, or will emerge with the ability to continue its business in the same manner in which it operated prior to the bankruptcy filing.

Item 2.03           Creation of a Direct Financial Obligation.

In connection with the financing approved by the Bankruptcy Court on February 12, 2010, the initial advances under the DIP Loans were advanced on February 16th and the Company became financially obligated and liable in the initial amount of $350,000.  The DIP Loans accrue interest at a rate of 8% per annum and mature on May 31, 2010.

Item 1.01 is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits

(c) Exhibits

99.1                                Loan and Security Agreement and a form of the Note.
99.2                                Monthly Operating Report dated January 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECO2 PLASTICS, INC.
 (Registrant)

Date: February 17, 2010

/s/ Rodney S. Rougelot

Rodney S. Rougelot, CEO